UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2019

___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	XLRN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

Resignation of Tom Maniatis, Ph.D.

On June 7, 2019, Tom Maniatis, Ph.D. notified Acceleron Pharma Inc. (the "Company") of his decision to retire and resign from the Company's Board of Directors (the "Board") effective as of June 7, 2019. Dr. Maniatis was a co-founder of the Company and has served on the Board since the Company was founded. Dr. Maniatis's resignation was not caused by any disagreement with the Company.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 6, 2019, the Company held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present.

At the Annual Meeting, the stockholders of the Company voted on the following three proposals: (i) to elect Tom Maniatis, Ph.D., Richard F. Pops, and Joseph S. Zakrzewski as Class III directors of the Board, each for a three year term ("Proposal 1"); (ii) to approve, on an advisory basis, the compensation paid to the Company's named executive officers as described in the proxy statement ("Proposal 2"); and (iii) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 ("Proposal 3").

For Proposal 1, the Company's stockholders elected Joseph S. Zakrzewski to the Board, but did not elect Tom Maniatis, Ph.D. or Richard F. Pops to the Board as listed below. Certain shareholder proxy advisors recommended a vote "Against" each of Dr. Maniatis and Mr. Pops due to their attendance at less than 75 percent of the total Board and committee meetings on which they served during 2018, as well as due to Mr. Pops being "overboarded" as a result of being a current chief executive officer serving on more than three public company boards of directors. The votes cast at the Annual Meeting for Proposal 1 were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Tom Maniatis, Ph.D.	17,331,565	30,625,192	20,570	2,625,528
Richard F. Pops	15,449,941	32,504,062	23,324	2,625,528
Joseph S. Zakrzewski	47,767,687	165,257	44,383	2,625,528

As disclosed under Item 5.02 of this Current Report on Form 8-K, Dr. Maniatis retired and resigned from the Board effective as of June 7, 2019. Pursuant to the Company's restated certificate of incorporation, Mr. Pops will remain on the Board until his successor is duly elected and qualified or until his earlier death, resignation or removal.

For Proposal 2, the Company's stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers as described in the proxy statement. The votes cast at the Annual Meeting for Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
46,639,564	1,319,875	17,888	2,625,528

For Proposal 3, the stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes cast at the Annual Meeting for Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
50,483,803	104,554	14,498	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq.
Vice President, General Counsel and Secretary

Date: June 10, 2019

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